EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-84226, 33-80858, and 333-29299 of Full House Resorts, Inc. on Form S-8 of our report dated February 15, 2002 appearing in this Annual Report on Form 10-KSB of Full House Resorts, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 25, 2002